Exhibit 99.4

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

Toronto Stock Exchange

Dear Sirs/Mesdames

Re:        Consent of Qualified Person

I, Adam R. House, MMSA QP, consent to the public filing of the technical report titled, “Technical Report and Preliminary Economic Assessment For Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada,” dated November 21, 2020 ( the “Technical Report”) by Corvus Gold Inc. (the “Issuer”).

I also consent to any extracts from or a summary of the Technical Report in the October 7, 2020 news release of the Issuer.

I certify that I have read the October 7, 2020 news release filed by the Issuer and that it fairly and accurately represents the information in the Technical Report for which I am responsible.

Dated this 23rd day of November, 2020.

(signed) “Michael R. House”
Michael R. House, MMSA QP